(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary information statement ☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)) ☐ Definitive information statement

WorldTeq Group International, Inc. (Name of Registrant as Specified in Its Charter)

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WORLDTEQ GROUP INTERNATIONAL, INC.
30 West Gude Drive, Suite 470
Rockville, MD 20850
(301) 530-2662

To the Holders of Common Stock of
WorldTeq Group International, Inc.

WorldTeq Group International, Inc., a Nevada corporation ("Company"), has obtained written consent from the majority of the stockholders as of April 7, 2005, approving (i) a reverse split of the Company’s common stock at a ratio of 1:30 (the "Reverse Split"), and (ii) an amendment to the Company's Articles of Incorporation changing the name of the Company to "China Printing Inc." (the "Name Change"). Details of the Reverse Split and Name Change and other important information are set forth in the accompanying information Statement. The Board of Directors of the Company unanimously approved the Name Change on March 31, 2005 and the Reverse Split on April 1, 2005. Under Section 78.320 of the corporate law of the State of Nevada, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize the action at a meeting. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the Reverse Split and Name Change by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

By:	/s/ Jeffrey Lieberman
Name: Jeffrey Lieberman
Title: President Rockville, Maryland April 8, 2005

WORLDTEQ GROUP INTERNATIONAL, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
OF SHARES OF CAPITAL STOCK ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of WorldTeq Group International, Inc., a Nevada corporation ("Company"), to advise them of the corporate action described herein, which has been authorized by stockholder written consent owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the corporate law of the State of Nevada ("NGCL").

The Company's Board of Directors ("Board") has determined that the close of business on April 7, 2005, was the record date ("Record Date") for the determination of stockholders entitled to notice about the proposals authorizing the Reverse Split and Name Change by the Company.

On March 31, 2005, the Board approved the Name Change, and on April 1, 2005 the Board approved the Reverse Split and authorized the Company's officers to obtain written consents from the holders of a majority of the outstanding voting securities of the Company to approve the Reverse Split and Name Change. Under Section 78.320 of the NGCL, any action required or permitted by the NGCL to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting. Prompt notice of the approval of the Reverse Split and Name Change must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On April 7, 2005, stockholders who are the owners of record of at least a majority of the Company's outstanding voting securities executed and delivered to the Company a written consent authorizing and approving the Reverse Split and Name Change. Accordingly, no vote or further action of the stockholders of the Company is required to approve the Reverse Split and Name Change. You are hereby being provided with notice of the approval of the Reverse Split and Name Change by less than unanimous written consent of the stockholders of the Company.

The executive offices of the Company are located at 30 West Gude Drive, Suite 470 Rockville, MD 20850, and its telephone number is (301) 530-2662.

This Information Statement is first being mailed to stockholders on or about April 29, 2005 and is being furnished for informational purposes only.

VOTING SECURITIES

The Company only has common stock issued and outstanding. As of the Record Date, there were 42,984,977 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The consent of the holders of a majority of all of the Company's outstanding common stock was necessary to authorize the Reverse Split and Name Change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes set forth certain information as of the Record Date with respect to the stock ownership of (i) those persons known to the Company to beneficially own more than 5% of the Company's common stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner (1)	Number of Shares Owned	Percentage of Shares Owned

Jeffrey Lieberman (2)	176,101	0.4%
Brian Rosinski (3)	-0-	0.0%
Tim Carnahan	-0-	0.0%
Bruce Bertman (4)	11,996,480	27.9%
Total Directors, Officers and 5% Shareholders	12,172,581	28.3%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Does not include 2,000,000 Employee Stock Options which became exercisable beginning August 25, 2004.

(3)	Does not include 350,000 Employee Stock Options which became exercisable beginning August 25, 2004.

(4)
Includes a total of 1,000,000 shares, which are divided between 2 sons of Mr. Bertman and held in their names. All shares currently held by Mr. Bertman or his sons are controlled by the holder of Mr. Bertman’s power of attorney, a woman to whom he was married. Without his son’s shares, Mr. Bertman owns 10,996,480 shares.

As of the Record Date, there were no outstanding options or warrants to purchase shares of our stock, except as set forth in the notes to the foregoing table.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the current directors and executive officers of the Company and their age and position. Directors of the Company hold office until the next annual stockholders' meeting and thereafter until the individual's successor is elected and qualified. Officers serve at the pleasure of the board of directors.

Name	Age	Position	Since

Jeffrey Lieberman	36	Director/President/CEO/Treasurer	March 1999
Brian Rosinski	29	Director/Secretary	April 2003
Tim Carnahan	36	Director	Oct. 2003

Jeffrey Lieberman, 36, Director/President/CEO/Treasurer. Mr. Lieberman has more than 10 years of experience in the high technology industry. He has been with the company since its inception as a private company through its acquisition by HALO Holdings in 1999 until today. He graduated from the University of Maryland in 1991 with a Bachelor of Science Degree in Personnel Management and Labor Relations. After completion of his degree he studied for and passed his Series 6, 63, and series 7 tests to become a fully licensed stockbroker and financial planner. After a short internship with a small firm he accepted a position in 1991 with Robinson & Lukens, a conservative brokerage house located in Washington D.C. There he worked very closely with many retired clients with a structured focus on income and money preservation investment strategies.

Brian Rosinski, 29, Director/Secretary. Mr. Rosinski has more than 7 years of experience in the high technology and customer service industries. He has been with the company since 2001. Prior to his involvement with WorldTeq, Mr. Rosinski managed a customer service call center for Teligent, Inc. from September 1999 until March 2001.

Tim Carnahan, 36, Director, Chairman of the Compensation Committee. Mr. Carnahan is the President and Founder of CYIOS Corporation, a Washington DC based firm, founded in 1994. CYIOS is a defense contractor offering services and products that reduce the time frame for achieving mission-critical goals. With the Department of Defense being CYIOS's major customer, Mr. Carnahan has security clearance at the Pentagon. CYIOS built the Army Knowledge Online (AKO) to facilitate greater knowledge transfer amongst Army personnel. Mr. Carnahan attended Old Dominion University in Norfolk, VA from 1985 to 1989. He graduated with a Bachelors degree in Computer Science.

Director Compensation

Persons who are directors and employees will not be additionally compensated for their services as a director. There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and reimbursement plan.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more then 10% of the common stock of the Company to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based on its review of the reports that it has received, the Company believes that the reports due have been timely filed.

REVERSE SPLIT

On April 1, 2005, the Board of Directors adopted a resolution and obtained stockholder approval of the Reverse Split. The Reverse Split will be performed at a ratio of 30:1. Stockholders will not be required to exchange outstanding stock certificates for new certificates.

NAME CHANGE

On March 31, 2005, the Board of Directors adopted a resolution and obtained stockholder approval of and amendment to the Company's Articles of Incorporation changing the Company's name to "China Printing Inc."

AVAILABLE INFORMATION

Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The following documents, which are on file with the Commission (Exchange Act File No.333-91356) are incorporated in this Information Statement by reference and made a part hereof:

(i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

(ii) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004 June 30, 2004, and September 30, 2004;

All documents filed by the Company with the Commission pursuant to Section

13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the Effective Date shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

The Company will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 30 West Gude Drive, Suite 470 Rockville, MD 20850. The Company's telephone number is (301) 530-2662.

WORLDTEQ GROUP INTERNATIONAL, INC.

By:	/s/ Jeffrey Lieberman
Name: Jeffrey Lieberman
Title: President Rockville, Maryland April 8, 2005